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                                                                   EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT
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     This Agreement is entered into as of August 3, 1998 by and between VIALOG
Corporation, a Massachusetts corporation (the "Company") and CLARISSA PETERSON ("Ms. Peterson").

                                     FACTS


     The Company desires to employ Ms. Peterson as Vice President of Human Resources with the duties, responsibilities, rights and obligations set forth below, and Ms. Peterson desires to be so employed.

     In Ms. Peterson's capacity as Vice President of Human Resources of the Company, Ms. Peterson will obtain access to, and be in a position to adversely affect, the confidential information and good will of VIALOG and its subsidiaries (VIALOG and the subsidiaries collectively and each individually referred to as the "VIALOG Group").

                                   AGREEMENT

     In consideration of the foregoing and of the covenants and agreements set forth in this Agreement, the Company and the Ms. Peterson agree as follows:

     1.  Term.  The term of this Agreement commences on the date first written
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above (the "Effective Date"), and will continue until terminated in accordance with the provisions of Section 6 of this Agreement (the "Term").

     2.  Duties and Responsibilities.  The Company agrees to employ Ms.
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Peterson, and Ms. Peterson agrees to be employed, as Vice President of Human
Resources, and Ms. Peterson will perform all of the duties and responsibilities of said office, subject to direction by the Chief Executive Officer and the Board of Directors of the Company. In addition, Ms. Peterson will perform such other specific tasks and responsibilities, consistent with Ms. Peterson's position as Vice President of Human Resources, as may be assigned to Ms. Peterson from time to time by the Chief Executive Officer and the Board of Directors of the Company. The Company will have the right to reassign Ms. Peterson to such other positions in the Company or within the VIALOG Group as the Company may determine so long as such other positions involved a substantially similar level of compensation, authority and responsibility as the position of Vice President of Human Resources. Ms. Peterson will devote substantially all of her business time, labor, skill and best efforts to carrying out her duties and responsibilities under this Agreement. Ms. Peterson may engage in side business activities so long as (i) Ms. Peterson does not otherwise violate any other provision of this Agreement, and (ii) such side business activities do not interfere with her ability to carry out the duties and responsibilities under this Agreement.
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Ms. Peterson will travel to whatever extent may be reasonably necessary in the conduct of the VIALOG Group's business and her duties and responsibilities under this Agreement.

     3.  Compensation.  Subject to Ms. Peterson's adherence to the
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responsibilities and obligations under this Agreement, the Company agrees to pay
Ms. Peterson a base compensation at the bi-weekly rate of four thousand four hundred and twenty-three dollars and eight cents ($4,423.08). Ms. Peterson will be eligible for such increases (but not decreases) in base compensation, and to participate in such bonus and/or incentive compensation plans, as shall be made available from time to time to similarly situated senior executives of the Company.

     4.  Benefits, Vacation and Stock Options.  Ms. Peterson will be eligible to
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participate in and/or receive such group retirement plans (qualified and non-
qualified), insurance plans, other fringe benefit plans and vacation as the Company makes available to similarly situated senior executives. Subject to the approval of the Board of Directors, Ms. Peterson will be granted an incentive stock option to purchase 25,000 shares of the Company's Common Stock, which option shall vest over three years pursuant to the provisions of an Incentive Stock Option Agreement to be entered into between the Company and the Ms. Peterson.

     5.  (A) Expense Reimbursement.  Ms. Peterson will be entitled to
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reimbursement for business expenses incurred by Ms. Peterson connection with the performance of Ms. Peterson's duties and responsibilities under this Agreement upon submission of documentation in accordance with such procedures as the Company may establish from time to time.

         (B) Relocation Expenses.  The Company will reimburse Ms. Peterson for
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reasonable and necessary expenses incurred in connection with her relocation in a total amount not to exceed Twenty Thousand Dollars ($20,000.00). Ms. Peterson acknowledges that she must submit all receipts or appropriate documentation within six (6) months from the date of her employment in order to receive reimbursement from the Company. Ms. Peterson further acknowledges that should she leave her employment with the Company less than one (1) year from the date of her employment with the Company, she will reimburse the Company the full amount she has received under this Agreement; and, she hereby authorizes the Company to deduct any monies owing to the Company for expenses reimbursed to Ms. Peterson under this Agreement, from her final paycheck and severance payments if applicable. She acknowledges that any amount remaining due to the Company shall be a debt owed by her to the Company. Ms. Peterson further agrees that if any taxing authority determines taxes, penalties or interest to be due or owing with respect to any monies paid to Ms. Peterson under this Section, she will be solely responsible for the payment of such taxes, and agrees further to indemnify and hold harmless the Company in the event any such taxing authority alleges that the Company should pay such taxes, penalties or interest.

     6.  Termination.  The Company may terminate Ms. Peterson's employment at
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any time during the Term for any reason as follows:

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     (a) By the Company for Cause.  The Company has the right to terminate Ms.
         ------------------------
Peterson's employment immediately for "Cause". For purposes of this Agreement only, the term "Cause" means material breach of any provision of this Agreement; misconduct in the performance of Ms. Peterson's duties or responsibilities; nonperformance of Ms. Peterson's duties or responsibilities other than by reason of disability; conviction of, or written admission to, a felony or other crime involving moral turpitude; imprisonment for any crime constituting a felony; any act involving theft, embezzlement or fraud; or a material violation of any written policy of the Company. If Ms. Peterson's employment is terminated for Cause, the Company will only be obligated to pay Executive's base compensation through the date of such termination, together with such other benefits or payments to which Ms. Peterson may be entitled (in the event of a Cause termination) by law or pursuant to benefit plans of the Company then in effect. Ms. Peterson will remain bound by Ms. Peterson's obligations under Sections 7, 8 and 9 of this Agreement.

     (b) Disability.  The Company has the right to terminate Ms. Peterson's
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employment if Ms. Peterson is prevented, by illness, accident, disability or any other physical or mental condition, from substantially performing Ms. Peterson's duties and responsibilities under this Agreement for one or more periods totaling one hundred fifty (150) days in any (12) month period. If Ms. Peterson's employment is terminated pursuant to this section, Ms. Peterson will be entitled to receive such base compensation and comparable group insurance benefits as Ms. Peterson would have received (at such times as Ms. Peterson would have received them) during a period equal to one (1) year which amount will be reduced by only the amount actually received by Ms. Peterson under any disability plans maintained by the Company. Ms. Peterson will also be entitled to receive such payments or benefits to which Ms. Peterson may be entitled by law or pursuant to benefit plans of the Company then in effect. Ms. Peterson will remain bound by Ms. Peterson's obligations under Sections 7, 8 and 9 of this Agreement.

     (c) Death.  If Ms. Peterson dies during the Term, then the Company will pay
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to Ms. Peterson's estate, designated beneficiary, or legal representative such base compensation and comparable group insurance benefits as Ms. Peterson would have received (at such times as Ms. Peterson would have received them) during a period equal to one (1) year, together with such other benefits or payments to which Ms. Peterson may be entitled by law or pursuant to benefit plans of the Company then in effect.

     (d) Resignation and Termination by the Company Other than for Cause,
         ----------------------------------------------------------------
Disability or Death.  The Company and Ms. Peterson each have the right to
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terminate Ms. Peterson's employment upon thirty (30) days' prior written notice.
Ms. Peterson will in any event remain bound by Executive's obligations under Sections 7, 8 and 9 of this Agreement. If Ms. Peterson's employment is terminated by Ms. Peterson, then the Ms. Peterson will not be entitled to any severance payments. If Ms. Peterson's employment is terminated by the Company pursuant to this Section 6 (d): (i) Ms. Peterson will receive a severance payment of one year's then current base salary, such severance payment to be paid in twelve equal month installments commencing on the first day of the first month following such termination; provided, however, that for each of the last six monthly installments, the

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amount of such installment shall be reduced, but not below zero, by the amount of compensation, if any, earned by the Ms. Peterson for service rendered to any third party during such month; and (ii) to the extent permitted by law and by the terms of any applicable insurance contract, the Company shall at its own cost and expense continue to make available to, and to continue Ms. Peterson's participation in, those group insurance plans and other fringe benefit plans in which she was a participant as of the date of her termination by the Company for the period commencing on the date of such termination of employment and ending on the earlier of (A) twelve months from the date of the termination (the "Severance Period") or (B) such time as Ms. Peterson obtains other employment.

     7.  Confidentiality.  Ms. Peterson will not at any time, without the
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Company's prior written consent, reveal or disclose to any person outside of the
VIALOG Group, or use for her own benefit or the benefit of any other person or entity, any confidential information concerning the business or affairs of the VIALOG Group, or concerning the customers, clients or employees of the VIALOG Group ("Confidential Information"). For purposes of this Agreement,
Confidential Information includes, but is not limited to, financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers, or clients. Confidential Information does not include Confidential Information already available to the public through no act of Ms. Peterson's, nor does it include salary, bonus or other personnel information specific to Ms. Peterson.

     Ms. Peterson further understands and agrees that all Confidential Information, however or whenever produced, will be the VIALOG Group's sole property, and will not be removed by Ms. Peterson (or anyone acting at Ms. Peterson's direction or on Ms. Peterson's behalf) from the VIALOG Group's custody or premises without the Company's prior written consent. Upon the termination of Ms. Peterson's employment, Ms. Peterson will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Ms. Peterson's possession, custody or control, that belong to the VIALOG Group, and/or that contain, in whole or in part, any Confidential Information.

     8.  Inventions.  During the Term of this Agreement, Ms. Peterson will
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promptly disclose to the Company or any successor or assign, and grant to the
Company and its successors and assigns (without any separate remuneration or compensation other than that received by Ms. Peterson in the course of employment), Ms. Peterson's entire right, title and interest in and to any and all inventions, developments, discoveries, models, or any other intellectual property of any type or nature whatsoever ("Intellectual Property") developed during the Term of this Agreement, whether developed by Ms. Peterson during or after business hours, or alone or in connection with others, reasonably related to the business of the Company, the Subsidiaries and their respective successors or assigns, determined as such business is constituted at the time of the invention. Ms. Peterson agrees, at the Company's expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the

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

Company, its affiliates, successors, assigns, nominees or designees, and to cooperate fully and assist the VIALOG Group in any litigation or other proceedings involving any such Intellectual Property.

     9.  Restrictive Covenants.  During the Restricted Period (defined below),
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Ms. Peterson will not, directly or indirectly, for Ms. Peterson's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

         (a) engage in any business in competition with the then business of the VIALOG Group, or in competition with any business that the VIALOG Group, to the Ms. Peterson's knowledge, actively was planning to enter at the time of the termination of Ms. Peterson's employment;

         (b) solicit or accept business in competition with the VIALOG Group from any (i) clients of the VIALOG Group who were clients of the VIALOG Group at the time of the termination of Ms. Peterson's employment, or who were clients during the one (1) year period preceding such termination, or (ii) any prospective clients of the VIALOG Group who, within two (2) years prior to such termination, had been solicited directly by Ms. Peterson or where Ms. Peterson supervised or participated in such solicitation activities;

         (c) hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the VIALOG Group, or solicit or induce, or attempt to solicit or induce, any of the VIALOG Group's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the VIALOG Group; or

         (d) speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the VIALOG Group.

     For purposes of this Agreement, the Restricted Period will be a period beginning on the Effective Date and ending on the later of (i) two years after the Closing Date or (ii) the first anniversary of the last day of the Severance Period.

     Ms. Peterson may own not more than 5 percent of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the VIALOG Group so long as Ms. Peterson does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

     Ms. Peterson understands and agrees that, by virtue of Ms. Peterson's position with the Company, Ms. Peterson will have substantial access to and impact on the good will, confidential information and other legitimate business interests of the VIALOG Group, and therefore will be in a position to have a substantial adverse impact on the VIALOG Group's business interests should Ms. Peterson engage in business in competition with the VIALOG Group. Ms. Peterson acknowledges that

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Ms. Peterson's adherence to the restrictive covenants set forth in this Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section are enforceable in all respects. Ms. Peterson consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

     10.  Specific Performance.  Ms. Peterson acknowledges that the VIALOG
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Group's remedy at law for breach of Sections 7, 8 and 9 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the VIALOG Group is entitled to injunctive relief and to enforce its rights by an action for specific performance.

     11.  Choice of Law.  This Agreement, and all disputes arising under or
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related to it, will be governed by the law of the Commonwealth of Massachusetts.

     12.  Choice of Forum.  All disputes arising under or out of this Agreement
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will be brought in courts of competent jurisdiction located within the
Commonwealth of Massachusetts.

     13.  Assignment.  This Agreement, and the rights and obligations of Ms.
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Peterson and the Company, inures to the benefit of and is binding upon, Ms.
Peterson, Ms. Peterson's heirs and representatives, and upon the Company, the Subsidiaries and their respective successors and assigns. This Agreement may not be assigned by Ms. Peterson. This Agreement may be assigned to any member of the VIALOG Group.

     14.  Notices.  All notices required by this Agreement will be in writing
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and will be deemed to have been duly delivered when delivered in person or when mailed by certified mail, return receipt requested, or nationally recognized next day delivery service, as follows:

          (a) If to Ms. Peterson, to the address which appears below Ms. Peterson's signature to this Agreement, and


          (b)  If to the Company, at:
               Ten New England Business Center, Suite 302
               Andover, MA  01810

or to such other address as a party specifies in writing given in accordance with this Section.

     15.  Severability.  If any one or more of the provisions of this Agreement
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is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

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     16.  Consultation with Counsel; No Representations.  Ms. Peterson
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acknowledges that Ms. Peterson has had a full and complete opportunity to consult with counsel of Ms. Peterson's own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has made no representations or warranties to Ms. Peterson concerning the terms, enforceability or implications of this Agreement other than are as reflected in this Agreement.


EMPLOYEE                        VIALOG CORPORATION


   /s/ Clarissa Peterson        By:  /s/ Glenn D. Bolduc
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Clarissa Peterson               Glenn D. Bolduc
                                President/CEO
46 Elm Street #2
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Address:
Andover, MA  01810
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